Exhibit 99.1

Exhibit 99.1 Creating Value in the Gulf of Mexico 2018 Summary Annual Report &gt; 500? &lt; 500?

3 2018 SUMMARY ANNUAL REPORT Why the Gulf of Mexico? Our strong offshore technical expertise combined with the high production rates, and excellent geologic properties associated with hydrocarbon deposits in the Gulf of Mexico (GOM) have historically provided us excellent opportunities to achieve a rapid payback on our invested capital. Our rigorous project evaluation process has resulted in a 93% success rate on 44 wells drilled since 2011. These positive attributes have enabled us to generate significant free cash flow. Stacked offshore hydrocarbon reservoirs offer attractive primary production and recompletion opportunities. Unlike most onshore unconventional plays, typical offshore conventional fields contain high quality sands with significantly higher porosity, permeability and drive mechanisms, which are far superior to primary depletion alone. These offshore fields can enjoy incremental reserve adds annually from strong ongoing production performance, and fewer conventional wells are required to fully develop offshore fields. We own working interests in 48 fields in federal and state waters and have interests in leases covering approximately 720,000 gross acres, of which 515,000 acres are on the GOM shelf in less than 500 feet of water, and the balance of 205,000 acres are in deepwater in 500 feet of water or greater. Approximately 59% of our total 2018 average daily production was in shallow water while the balance was in deepwater.

W&T OFFSHORE, INC. 1 WHO WE ARE Founded in 1983, W&T Offshore, Inc. (W&T) is an independent oil and natural gas acquisition, exploitation and exploration company, focused in the GOM, in both shallow waters and in deepwater. A majority of our daily production is derived from wells we operate. We currently own interests in 123 offshore structures, 81 of which are located in fields that we operate. We currently own interests in 201 productive wells, 135 of which we operate. SHELF The GOM shelf has been the foundation for W&T?s growth since its inception. New discoveries at existing GOM shelf fields are creating additional growth opportunities as well as providing new insights into potential sub-salt prospects identified with drilling successes and advanced seismic data. We are focused on analyzing newly acquired and advanced seismic data over portions of our shelf acreage to identify future drilling opportunities. We have leveraged our many years of experience in shallow water to develop higher impact capital projects in the GOM in both the deepwater and the deep shelf which is defined as well depths in excess of 15,000 feet but in shallow waters less than 500 feet. DEEPWATER W&T?s growth in the deepwater Gulf of Mexico has been significant in recent years. Between 2009 and 2018, average deepwater production has grown over 750%, and proved reserves are up 100%. We have drilled 15 successful exploratory discovery wells since entering the deepwater GOM as well as three development wells. W&T became a public company in 2005 and trades on the NYSE under the symbol “WTI?.

2 2018 SUMMARY ANNUAL REPORT To my fellow shareholders, Over the past 35 years, we have had many significant achievements and milestones, but I am particularly proud of how our employees and management team successfully executed on our strategy and achieved our goals in an everchanging environment in 2018. This past year we continued to deliver robust drilling results, and saw considerable positive revisions from impressive existing well performance. Both of these factors helped us to replace 174% of our 2018 production and meaningfully grow year-end proved reserves by 13% to 84 million barrels of oil equivalent. Our strong, stable production base generated $322 million in net cash from operating activities in 2018, more than double the amount in 2017, and significantly exceeded our capital program of $135 million, which included $29 million in asset retirement obligation spending. This strong free cash flow generation allowed us to reduce our total debt principal by over $200 million and bolster our financial position. We have been looking to simplify our capital structure over the past few years and we were able to accomplish that in October by completely refinancing our debt, reducing our outstanding principal and establishing a larger revolving credit facility further extending all of our debt maturities. Total liquidity at the end of 2018 was $253 million, which consisted of approximately $33 million in cash and cash equivalents and $219 million in availability under our revolving credit facility. Finally, we also entered a drilling joint venture in early 2018 that has drilled seven wells to date and allows us to accelerate the development of our high return inventory, lower our overall risk, and maximize our financial flexibility. Our improved balance sheet and the benefits derived from the JV enable us to actively pursue additional accretive acquisitions in 2019 and beyond. Looking ahead to 2019, we will maintain our measured approach to drilling, fund all our capital expenditures with cash from operations, and continue to generate significant free cash flow. Our capital expenditure budget for 2019 is expected to be around $120 million and we also plan to spend approximately $25 million on asset retirement obligations. Our capital program will be focused on a mix of low risk and high return projects,

W&T OFFSHORE, INC. 3 with some exploration wells that could meaningfully add to our proved reserves. We have achieved a 93% success rate on the 44 wells we have drilled since 2011 and we will strive to continue this impressive achievement with our future drilling. We believe that we will be able to modestly increase production in 2019, even excluding the impact of any potential acquisitions. We are also anticipating more acquisitions in 2019. In 2018 we saw our cash margin percentage return to almost 60%, nearly the same level as prior to the downturn in late 2014, but at today?s lower relative commodity pricing. We will continue to control the costs that we can to maximize our margins and generate significant cash flow from our operations that our high quality properties in the GOM provide. As we implement our plans for 2019, we are looking closely at acquisition opportunities. The current environment for acquisition opportunities in the GOM is as good as I have ever seen it and we intend to actively pursue those that meet our criteria. We have a formula that?s worked for over three decades. The first and most important criteria we look for is good cash flow generation. We need to see the potential for strong cash flow from the assets that we are trying to acquire. The second criteria is the upside to the proved reserves base of the assets we are evaluating, that we can achieve with the drill bit to make the properties more valuable. The third criteria is looking at additional upside opportunities such as workovers, recompletions and/or facility upgrades that we can implement to increase the immediate cash flow near-term. With our balance sheet now much improved, a new $250 million borrowing base in place, and a continuing emphasis on generating a high level of free cash flow, we are well positioned to refocus on growth through the drill bit and through acquisitions in the GOM. Because we own over 33% of the outstanding shares, management is incentivized to grow the Company profitably over time and mitigate risk, rather than simply focusing on shorter-term metrics that may not result in true value creation in the long run. So, as you should understand we are tied to doing the right things for, and with, our shareholders in mind. In closing, I want to thank our management team and all of our employees for their continued hard work and dedication, as well as our Board of Directors for their guidance and support. We believe that W&T is well positioned to create value and we are excited about the near-term and long-term opportunities in front of us as we look to build on our 35 years of success. Tracy W. Krohn Founder, Chairman, Chief Executive Officer and President

Financial Highlights

Year Ending December 31,

Income Statement (000s)		2018		2017		2016
Total Revenues	$	580,706	$	487,096	$	399,986
Operating Income	$	247,027	$	109,950	$	(330,568)
Net Income (Loss)	$	248,827	$	79,682	$	(249,020)
Cash-Flow Statement (000s)						
Cash Provided by Operating Activities	$	321,763	$	159,408	$	14,180
Capex (oil and natural gas properties) incl acquisitions	$	122,973	$	106,174	$	83,800
Balance Sheet (000s)						
Total Assets	$	848,866	$	907,580	$	829,726
Long-Term Debt	$	633,535	$	992,052	$	1,020,727
Operating Data						
Net Sales:						
Oil (MMBbls)		6.7		7.1		7.2
NGLs (MMBbls)		1.3		1.4		1.5
Natural Gas (Bcf)		32.0		36.8		39.7
Total Oil Equivalent (MMBoe)		13.3		14.6		15.4
Average Daily Sales (MBoe/d)		36.5		39.9		42.0
Averaged Realized Sales Price:						
Oil ($/Bbl)	$	65.62	$	48.13	$	37.35
NGLs ($/Bbl)	$	28.40	$	23.35	$	17.14
Natural Gas ($/Mcf)	$	3.11	$	2.96	$	2.53
Oil Equivalent ($/Boe)	$	43.19	$	33.02	$	25.76
Proved Reserves						
Oil (MMBbls)		39.1		34.4		32.9
NGLs (MMBbls)		9.8		7.8		8.2
Natural Gas (Bcf)		210.5		192.2		197.8
Total Oil Equivalent (MMBoe)		84.0		74.2		74.0
Total Proved Developed (MMBoe)		67.0		62.2		64.7
Proved Undeveloped (MMBoe)		17.0		12.0		9.3
Proved Developed Reserves as a % of Proved Reserves		79.8%		83.8%		87.4%

Revenue
($ in millions)



$400.0
$487.1
$580.7
2016
2017
2018

Cash Provided by Operating Activities
($ in millions)



$14.2
$159.4
$321.8
2016
2017
2018

Production
(MBoe/d)



42.0
39.9
36.5
2016
2017
2018

Proved Reserves
(MMBoe)



74.0
74.2
84.0
2016
2017
2018

4 2018 SUMMARY ANNUAL REPORT

W&T OFFSHORE, INC. 4 Tracy W. Krohn Founder, Chairman, Chief Executive Officer and President Stuart Katz Presiding Director S. James Nelson, Jr. Director Virginia Boulet Director B. Frank Stanley Director Board of Directors Tracy W. Krohn Founder, Chairman, Chief Executive Officer and President Janet Yang Executive Vice President and Chief Financial Officer David M. Bump Executive Vice President Drilling, Completions, and Facilities Executive Officers Corporate Office W&T Offshore, Inc. Nine Greenway Plaza, Suite 300 Houston, TX 77046 Tel 713.626.8525 www.wtoffshore.com Registrar & Transfer Agent Communication concerning the transfer of shares, lost certificates, duplicate mailings or change of address notifications should be directed to the transfer agent. Computershare Investor Services, L.L.C. 2 North La Salle Street Chicago, IL 60602 Tel 312.588.4990 Web us.computershare.com Independent Auditors Ernst & Young LLP, Houston, TX Independent Petroleum Consultants Netherland, Sewell & Associates, Inc. 1601 Elm Street, Suite 4500 Dallas, TX 75201-4754 Annual Meeting The Company?s 2019 Annual Meeting of Shareholders will be held at 8 a.m. Central Time on Wednesday, May 1, 2019, at the Corporate Office, Nine Greenway Plaza, Suite 300, Houston, Texas 77046. Form 10-K & Quarterly Reports/ Investor Contact A copy of the W&T Offshore, Inc. Form 10-K for the year ended December 31, 2018 and quarterly Form 10-Q reports filed with the Securities and Exchange Commission, are available from the Company. Requests for investor-related information should be directed to Investor Relations at the Company?s corporate office or on the Internet at www.wtoffshore.com. E-mail: investorrelations@wtoffshore.com. The W&T Offshore, Inc. Form 10-K and quarterly Form 10-Q reports are also available on our Web site at www.wtoffshore.com. The most recent certifications by our Chief Executive Officer and Chief Financial Officer pursuant to Section 301 of the Sarbanes-Oxley Act of 2002 are filed as exhibits to the Form 10-K. Tracy W. Krohn, our Chief Executive Officer, has also filed with the New York Stock Exchange the most recent Annual CEO Certification as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual. William J. Williford Executive Vice President and General Manager Gulf of Mexico Stephen L. Schroeder Senior Vice President and Chief Technical Officer Shahid A. Ghauri Vice President, General Counsel and Corporate Secretary

W&T Offshore, Inc. Nine Greenway Plaza, Suite 300 Houston, TX 77046 www.wtoffshore.com